Exhibit 23.2

PricewaterhouseCoopers Ltda. Calle 100 No. 11A-35 Piso 5 Apartado 60188 Conmutador: 634 0555 Fax: 218 8544 - 218 9133 Bogotá, Colombia www.pwc.com/co

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated June 25, 2009 relating to the financial statements of Ecopetrol S.A., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Ltda.

/s/ PricewaterhouseCoopers Ltda.

Bogotá, Colombia
July 28, 2009